CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Dates of Third Quarter 2012 Financial Results Release and Conference Call

New York, New York, October 2, 2012 – American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today it will issue its third quarter financial results after market close on Monday, October 29, 2012, and host its third quarter conference call and webcast on Tuesday, October 30, 2012, at 10:30 a.m. Eastern Time. Nicholas S. Schorsch, Chief Executive Officer, and Brian S. Block, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details

Domestic Dial-In Number: 1-877-317-6789

International Dial-In Number: 1-412-317-6789

Canada Dial-In Number: 1-866-605-3852

Webcast: www.americanrealtycapitalproperties.com/q3earningscall/

Conference Call Replay Details

Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088

Conference ID: 10019008

Date Available: October 30, 2012 (one hour after the end of the conference call) to January 30, 2013 at 10:30 AM ET

Important Notice

ARCP, a publicly traded Maryland corporation that is listed on The NASDAQ Capital Market, is a real estate investment trust focused on owning and acquiring single-tenant freestanding commercial properties generally subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.americanrealtycapitalproperties.com.

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve risks and uncertainties that could cause the outcome to be materially different.